Exhibit 99.1
Earthstone Energy Reports Incorrect SEC Form 13F Filing
by Institutional Holder

The Woodlands, Texas, August 14, 2018 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”) announced that a Securities and Exchange Commission (“SEC”) Form 13F filing made on August 13, 2018 by EnCap Energy Capital Fund IX, L.P. (“Fund IX”) incorrectly stated that Fund IX held 36,070,828 shares of Earthstone Class A Common Stock. EnCap Partners GP, LLC (“EnCap”), the sole general partner of Fund IX, has confirmed to us that there have been no changes to Fund IX’s ownership of 33,956,524 shares of Earthstone Class B Common Stock, as shown in a Prospectus Supplement filed with the SEC on June 29, 2018. Further, EnCap advised that Fund IX will promptly file a corrected Form 13F.

About Earthstone Energy, Inc.
Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Director of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com